Contact:	Marissa Vidaurri
Investor Relations
(512) 683-5215

NI Achieves Record Revenue for a First Quarter, up 13 Percent YOY
Company’s transformation continues to deliver improved operating performance

Q1 2023 Highlights

•	Revenue of $437 million, up 13 percent year-over-year
•	Q1 GAAP operating margin of 13%; non-GAAP operating margin of 23 percent
•	Diluted GAAP EPS of $0.35 and diluted non-GAAP EPS of $0.62
•	Cash flow from operations of $99 million

AUSTIN, Texas - April 27, 2023 - National Instruments Corporation (Nasdaq: NATI) today announced Q1 2023 revenue of $437 million, up 13 percent year-over-year, a record for a first quarter.

For Q1 2023, the value of the company's total orders was down 10 percent year-over-year, compared to a very strong Q1 2022. For Q1, year-over-year orders in the Americas region were down 12 percent, in EMEA orders were flat, and in APAC orders were down 15 percent.

In Q1, GAAP gross margin was 70 percent and non-GAAP gross margin was 72 percent. GAAP operating expenses were $247 million, up 5 percent year-over-year. Total non-GAAP operating expenses were up 2 percent year-over-year at $212 million. GAAP operating margin was 13 percent in Q1, with GAAP operating income of $57 million, up 86 percent year-over-year. Non-GAAP operating margin was 23 percent in Q1, with non-GAAP operating income of $102 million, up 55 percent year-over-year.

GAAP net income for Q1 was $47 million, with diluted earnings per share (EPS) of $0.35, and non-GAAP net income was $83 million, with non-GAAP diluted EPS of $0.62.

“We delivered strong results with EPS and revenue above the midpoint of our guidance. Revenue for the first quarter was up 13 percent year over year and a record for a first quarter. For Q1, GAAP operating margin was up over 500 bps and non-GAAP operating margin was up over 600 bps as compared to the same quarter last year,” said Eric Starkloff, NI President and CEO. “We believe these results are a testament to the initiatives that we’ve executed since 2017 to transform NI into a company with higher growth, better profitability, and lower cyclicality. I'm proud of the performance of our team in a dynamic environment”

"With supply chain constraints beginning to ease, we continued reducing our delinquent backlog as planned to support revenue growth despite a challenging economic environment. This dynamic also supported our continued gross margin expansion" said Daniel Berenbaum, NI CFO. "GAAP and non-GAAP EPS were in the upper half of our guidance range, driven primarily by operational execution, as well as a lower-than-expected tax rate."

As of March 31, 2023, NI had $138 million in cash and cash equivalents. During Q1, NI paid $37 million in dividends. The NI Board of Directors approved a dividend of $0.28 per share payable on May 31, 2023, to stockholders of record on May 9, 2023.

Given the pending acquisition of NI by Emerson Electric Co., NI will not host an earnings conference call for first quarter results nor provide future guidance.

The company’s non-GAAP results exclude, as applicable, the impact of purchase accounting fair value adjustments, stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange gain/loss on acquisitions, restructuring charges, tax reform charges, disposal gain/loss on buildings and related charitable contributions, tax effects related to businesses held for sale, gain/loss on sale of business, remeasurement gains and impairment losses related to equity-method investments, and capitalization and amortization of internally developed software costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

Non-GAAP Presentation
To supplement NI’s financial statements presented on a GAAP basis, NI has provided non-GAAP financial information, including non-GAAP revenue or net sales, gross profit, gross margin, operating expenses, operating income, operating margin, provision for income taxes, net income, net margin and diluted EPS. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by NI may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the global shortage of key components; effect of the global economic and geopolitical conditions; our international operations and foreign economies; adverse public health matters, including epidemics and pandemics such as the COVID-19 pandemic; our ability to effectively manage our partners and distribution channels; interruptions in our technology systems or cyber-attacks on our systems; the dependency of our product revenue on certain industries and the risk of contractions in such industries; concentration of credit risk and uncertain conditions in the global financial markets; our ability to compete in markets that are highly competitive; our ability to release successful new products or achieve expected returns; the risk that our manufacturing capacity and a substantial majority of our warehousing and distribution capacity are located outside of the U.S.; our dependence on key suppliers and distributors; longer delivery lead times from our suppliers; risk of product liability claims; dependence on our proprietary rights and risks of intellectual property litigation; the continued service of key management, technical personnel and operational employees; our ability to comply with environmental laws and associated costs; our ability to maintain our website; the risks of bugs, vulnerabilities, errors or design flaws in our products; our restructuring activities; our exposure to large orders; our shift to more system orders; our ability to effectively manage our operating expenses and meet budget; fluctuations in our quarterly results due to factors outside of our control; our outstanding debt; the interest rate risk associated with our variable rate indebtedness; seasonal variation in our revenues; our ability to comply with laws and regulations; changes in tax rates and exposure to additional tax liabilities; our ability to make certain acquisitions or dispositions, integrate the companies we acquire or separate the companies we sold and/or enter into strategic relationships; risks related to currency fluctuations; risks that provisions in charter documents and Delaware law may delay or prevent our acquisition; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could cause the parties to terminate the merger agreement with Emerson Electric Co (the "Merger Agreement"); the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that our stockholders may not approve the proposed transaction; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of our common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on our ability to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract our management.  In addition, our ability to declare and/or pay declared dividends is subject to compliance with the terms of our existing credit agreement. The company directs readers to its Form 10-K for the year ended December 31, 2022, and the other documents it files with the SEC for other risks associated with the company’s future performance. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements. All information in this release is as of the date above. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

About NI
At NI, we bring together the people, ideas and technology so forward thinkers and creative problem solvers can take on humanity’s biggest challenges. From data and automation to research and validation, we provide the tailored, software-connected systems engineers and enterprises need to Engineer Ambitiously™ every day.

National Instruments, NI, ni.com and Engineer Ambitiously are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies. (NATI-F)

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	March 31,	December 31,
	2023	2022
	(unaudited)
Assets
Cash and cash equivalents	$137,672	$139,799
Accounts receivable, net	415,744	445,279
Inventories, net	401,060	388,164
Prepaid expenses and other current assets	117,701	115,677
Total current assets	1,072,177	1,088,919
Property and equipment, net	277,706	265,380
Goodwill	630,879	615,734
Intangible assets, net	208,207	200,850
Operating lease right-of-use assets	67,153	59,176
Other long-term assets	127,737	128,479
Total assets	$2,383,859	$2,358,538

Liabilities and Stockholders' Equity
Accounts payable	$50,351	$54,639
Accrued compensation	50,126	71,422
Deferred revenue - current	147,774	137,208
Operating lease liabilities - current	15,507	13,834
Other taxes payable	61,292	67,615
Debt, current	25,000	25,000
Accrued expenses and other current liabilities	169,963	153,157
Total current liabilities	520,013	522,875
Deferred income taxes	4,730	1,676
Income tax payable - non-current	40,646	40,646
Deferred revenue - non-current	65,263	63,066
Operating lease liabilities - non-current	36,590	30,588
Debt, non-current	490,505	516,637
Other long-term liabilities	31,798	26,926
Total liabilities	$1,189,545	$1,202,414

Stockholders' equity:
Preferred stock	$—	$—
Common stock	1,315	1,310
Additional paid-in capital	1,231,894	1,207,420
Retained deficit	(4,627)	(14,741)
Accumulated other comprehensive loss	(34,268)	(37,865)
Total stockholders' equity	1,194,314	1,156,124
Total liabilities and stockholders' equity	$2,383,859	$2,358,538

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2023	2022
Net sales:
Product	$400,399	$343,685
Software maintenance	36,426	41,571
Total net sales	436,825	385,256

Cost of sales:
Product	127,556	115,024
Software maintenance	5,151	4,203
Total cost of sales	132,707	119,227
Gross profit	304,118	266,029

Operating expenses:
Sales and marketing	117,342	120,157
Research and development	86,637	82,161
General and administrative	43,214	33,179
Total operating expenses	247,193	235,497
Operating income	56,925	30,532
Other (expense) income	(3,020)	33
Income before income taxes	53,905	30,565
Provision for income taxes	6,976	5,329
Net income	$46,929	$25,236

Basic earnings per share	$0.36	$0.19
Diluted earnings per share	$0.35	$0.19

Weighted average shares outstanding -
Basic	131,326	132,105
Diluted	133,210	133,175

Dividends declared per share	$0.28	$0.28

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Three Months Ended
	March 31,
	2023	2022
Cash flow from operating activities:
Net income	$46,929	$25,236
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,240	21,566
Stock-based compensation	15,558	20,128
Gain from equity-method investees	(4,800)	(602)
Deferred income taxes	(1,944)	(3,615)
Net change in operating assets and liabilities, net of acquisitions	20,723	(66,561)
Net cash (used in) provided by operating activities	98,706	(3,848)

Cash flow from investing activities:
Acquisitions, net of cash received	(22,700)	(17,510)
Capital expenditures	(21,419)	(10,182)
Capitalization of internally developed software	(925)	(187)
Additions to other intangibles	(3,125)	(1,274)
Net cash used in investing activities	(48,169)	(29,153)

Cash flow from financing activities:
Proceeds from revolving credit	—	25,000
Payments of revolving credit	(20,000)	—
Payments on term loan	(6,250)	—
Proceeds from issuance of common stock	8,956	9,244
Repurchase of common stock	—	(31,455)
Dividends paid	(36,815)	(36,976)
Net cash used in financing activities	(54,109)	(34,187)

Impact of changes in exchange rates on cash	1,445	(1,035)

Net change in cash and cash equivalents	(2,127)	(68,223)
Cash and cash equivalents at beginning of period	139,779	211,106
Cash and cash equivalents at end of period	$137,652	$142,883

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles and fair value adjustments, acquisition-related transaction costs, capitalization and amortization of internally developed software costs, disposal gains on sale of business, remeasurement gains and impairment losses on equity-method investments and restructuring charges that were recorded in the line items indicated below (unaudited) (in thousands):

	Three Months Ended
	March 31,
	2023	2022
Stock-based compensation
Cost of sales	$963	$1,222
Sales and marketing	4,935	7,089
Research and development	5,119	6,088
General and administrative	4,543	5,729
Provision for income taxes	(1,801)	(2,655)
Total	$13,759	$17,473

Amortization of acquisition-related intangibles and fair value adjustments
Net sales	$—	$371
Cost of sales	6,660	3,803
Sales and marketing	4,573	6,139
Research and development	—	(320)
Other (expense) income	433	516
Provision for income taxes	(1,491)	(1,355)
Total	$10,175	$9,154

Acquisition-related transaction and integration costs, restructuring charges and other(1)
Cost of sales (1)	$1,520	$785
Sales and marketing (1)	5,944	307
Research and development (1)	3,238	614
General and administrative (1)	7,937	1,771
Other (expense) income(1)	(2,497)	(1,866)
Provision for income taxes	(4,298)	(658)
Total	$11,844	$953
(1): During the first quarter of 2023, we incurred approximately $15.9 million of pre-tax restructuring charges primarily related to severance payments under our 2023 restructuring initiatives which were included in Cost of Sales and Operating Expenses. We also recognized approximately $3 million gain on the remeasurement of a previously held equity-investment to fair value related to a step acquisition completed in the first quarter of 2023, presented in "Other (expense) income".

(Capitalization) and amortization of internally developed software costs
Cost of sales	$732	$2,033
Research and development	(910)	(187)
Provision for income taxes	21	(407)
Total	$(157)	$1,439

National Instruments Reconciliation of GAAP to Non-GAAP Measures (in thousands, unaudited)
	Three Months Ended
	March 31,
	2023	2022
Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$304,118	$266,029
Stock-based compensation	963	1,222
Amortization of acquisition-related intangibles and fair value adjustments	6,660	4,174
Acquisition transaction and integration costs. restructuring charges and other	1,520	785
Amortization of internally developed software costs	732	2,033
Non-GAAP gross profit	$313,993	$274,243
Non-GAAP gross margin	71.9%	71.1%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$247,193	$235,497
Stock-based compensation	(14,597)	(18,906)
Amortization of acquisition-related intangibles and fair value adjustments	(4,573)	(5,819)
Acquisition transaction and integration costs. restructuring charges and other	(17,119)	(2,692)
Capitalization of internally developed software costs	910	187
Non-GAAP operating expenses	$211,814	$208,267

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$56,925	$30,532
Stock-based compensation	15,560	20,128
Amortization of acquisition-related intangibles and fair value adjustments	11,233	9,993
Acquisition transaction and integration costs. restructuring charges and other	18,639	3,477
Net amortization of internally developed software costs	(178)	1,846
Non-GAAP operating income	$102,179	$65,976
Non-GAAP operating margin	23.4%	17.1%

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported(1)	$6,976	$5,329
Stock-based compensation	1,801	2,655
Amortization of acquisition-related intangibles and fair value adjustments	1,491	1,355
Acquisition transaction and integration costs. restructuring charges and other	4,298	658
Net amortization of internally developed software costs	(21)	407
Non-GAAP provision for income taxes(1)	$14,545	$10,404
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2023	2022
Net income, as reported	$46,929	$25,236
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation	15,560	20,128
Amortization of acquisition-related intangibles and fair value adjustments	11,666	10,509
Acquisition transaction and integration costs. restructuring charges and other	16,142	1,611
Net amortization of internally developed software costs	(178)	1,846
Income tax effects and adjustments(1)	(7,569)	(5,075)
Non-GAAP net income	$82,550	$54,255
Non-GAAP net margin	18.9%	14.1%

Diluted EPS, as reported	$0.35	$0.19
Adjustments to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation	0.12	0.15
Impact of amortization of acquisition-related intangibles and fair value adjustments	0.09	0.08
Impact of acquisition transaction and integration costs, restructuring charges and other	0.12	0.01
Impact of amortization of internally developed software costs	—	0.02
Income tax effects and adjustments(1)	(0.06)	(0.04)
Non-GAAP diluted EPS	$0.62	$0.41
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Weighted average shares outstanding -
Basic	131,326	132,105
Diluted	133,210	133,175